Grey Cloak Tech Announces Letter of Intent to Acquire Eqova Life Sciences

Grey Cloak Tech Inc. has Signed a Letter of Intent; Acquisition to Enable Grey Cloak to Enter Rapidly Growing CBD Industry

LAS VEGAS, NV September 19, 2017- Grey Cloak Tech Inc. (OTC: GRCK) today announced the signing of a letter of intent to acquire Eqova Life Sciences, a medically-focused CBD company.

According to The Hemp Business Journal, the Hemp Oil products marketplace is estimated to grow by 700% by 2020 with annual sales reaching $2.1 billion.

Eqova Life Sciences, located in Denver Colorado, develops clinical grade full-spectrum hemp oil products, sold exclusively via partnerships with licensed medical practitioners to use with their patients. To date, no other Hemp Oil company exclusively focuses on the practitioner market, leaving it largely underserved.

Eqova has four experienced executives in the health and medical space to address this gap. They anticipate dominating the medical practitioner market with clinical-based education and superior products that utilize standardized dosing and unique delivery methods. These are the exact measures the medical practitioners demand in order start using full-spectrum hemp oil more widely in their practices.

Medical professionals do not want counter-culture brands with confusing labels and inconsistent servings in their practice. Eqova is the only company that solves the needs of these medical professionals. This also means Eqova’s products will always be used under the care of a medical professional — making it not only a large underserved segment of the marketplace, but also one of the safest ways possible to distribute it products.

Eqova’s CEO, Patrick Stiles, is personally responsible for founding and growing more than one nutraceutical brand. He is personally responsible for selling millions of dollars in products online through direct marketing.

Stiles stated, “Today consumers are smarter than ever before. They demand superior products but also want it backed up with education. This is why we’ve partnered exclusively with the medical professionals who want full spectrum hemp oil products in their practices.”

Bill Bossung, COO of Grey Cloak Tech said, “For several months, we have been looking at the cannabis industry for an acquisition. While we have a good core product in our Fraudlytic™, the click fraud prevention industry has become very crowded and competitive. Therefore, we have been examining the many opportunities available in the cannabis industry. We have been looking for a way to grow shareholder value by adding acquisitions from a rapidly growing industry such as CBD.”

Bossung continued, “The possibility of growing substantial revenues certainly exists with Eqova. With Mr. Stiles’ business savvy, we expect to have substantial increases in revenues.”

Prior to signing the letter of intent, the companies held numerous meetings to assess alignment of corporate culture. The letter of intent includes obligations and conditions to the closing that are typical in similar transactions, including satisfactory due diligence and all required organizational action, and the ability of Eqova to deliver audited financial statements as required by Regulation S-X of the Securities Exchange Act. The parties expect to consummate the transaction as soon as reasonably practicable.

Forward-Looking Statements

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995).  Grey Cloak Tech Inc. cautions that statements, and assumptions made in this news release constitute forward-looking statements and makes no guarantee of future performance.  Forward-looking statements are based on estimates and opinions of management at the time statements are made.  These statements may address issues that involve significant risks, uncertainties, estimates made by management.  Actual results could differ materially from current projections or implied results. Grey Cloak Tech Inc. undertakes no obligation to revise these statements following the date of this news release.

For more information, visit http://www.greycloaktech.com. For media inquiries, contact Tina Mulqueen at tdavis@greycloaktech.com. For investor relations, contact Paul Knopick at pknopick@eandecommunications.com.